UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2016

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio		44114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 706-2960

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Credit Agreement

On June 9, 2016, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), TD Group and certain subsidiaries of TransDigm entered into Amendment No. 1 to the Second Amended and Restated Credit Agreement (the “Amendment to the Credit Agreement”) with Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the other agents and lenders named therein. Pursuant to the Amendment to the Credit Agreement, TransDigm, among other things, incurred new tranche F term loans (the “New Tranche F Term Loans”) in an aggregate principal amount equal to $500 million, received commitments in respect of delayed draw tranche F term loans (the “Delayed Draw Tranche F Term Loans”) in an aggregate amount equal to $450 million, converted approximately $790 million of existing tranche C term loans into additional tranche F term loans (the “Converted Tranche F Term Loans” and together with the New Tranche F Term Loans and the Delayed Draw Tranche F Term Loans, the “Tranche F Term Loans”) and increased the applicable margin applicable to the existing tranche E term loans to LIBOR plus 3.0% per annum. The New Tranche F Term Loans and the Converted Tranche F Term Loans were fully drawn on June 9, 2016. The Tranche F Term Loans mature on June 9, 2023. The terms and conditions (other than maturity date) that apply to the Tranche F Term Loans, including pricing, are substantially the same as the terms and conditions that apply to the tranche C term loans immediately prior to the Amendment to the Credit Agreement.

Pursuant to the Amendment to the Credit Agreement, TransDigm may make certain additional restricted payments, including to declare or pay dividends or repurchase stock, in an aggregate amount not to exceed $1,500 million on or prior to December 31, 2016 (provided that up to $500 million of the $1,500 million may be made at any time if used to repurchase stock), such additional restricted payments subject at all times to certain conditions.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the Amendment to the Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, TransDigm and TD Group and their respective subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from TransDigm and TD Group and their respective subsidiaries or affiliates, for such services.

Issuance of Senior Subordinated Notes; Indenture

On June 9, 2016, TransDigm issued $950 million in aggregate principal amount of 6.375% Senior Subordinated Notes due 2026 (the “Notes”) at an issue price of 100% of the principal amount thereof in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States under Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture dated as of June 9, 2016 (the “Indenture”) among TransDigm, as issuer, TD Group and the subsidiaries of TransDigm named therein as guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

The Notes bear interest at the rate of 6.375% per annum, which accrues from June 9, 2016 and is payable semiannually in arrears on June 15 and December 15 of each year, commencing on December 15, 2016. The Notes mature on June 15, 2026, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the Indenture.

TransDigm may redeem some or all of the Notes at the redemption prices and on the terms specified in the Indenture. If TD Group or TransDigm experiences specific kinds of changes in control or TD Group or any of its restricted subsidiaries sells certain of its assets, then TransDigm must offer to repurchase the Notes on the terms set forth in the Indenture.

$450 million in aggregate principal amount of the Notes will be subject to a special partial mandatory redemption at a redemption price of 100% of the issue price of the Notes, plus accrued and unpaid interest, if (a) the acquisition of the stock of ILC Holdings, Inc., the parent Company to Data Device Corporation (the “DDC Acquisition”), is not consummated, or the purchase agreement for the DDC Acquisition is terminated, on or prior to October 22, 2016 or (b) TransDigm Inc. announces that it will not pursue the consummation of the DDC Acquisition.

The Notes are subordinated to all of TransDigm’s existing and future senior debt, rank equally with all of its existing and future senior subordinated debt and rank senior to all of its future debt that is expressly subordinated to the Notes. The Notes are guaranteed on a senior subordinated unsecured basis by TD Group and its wholly-owned domestic subsidiaries named in the Indentures. The guarantees of the Notes are subordinated to all of the guarantors’ existing and future senior debt, rank equally with all of their existing and future senior subordinated debt and rank senior to all of their future debt that is expressly subordinated to the guarantees of the Notes. The Notes are structurally subordinated to all of the liabilities of TransDigm’s non-guarantor subsidiaries.

The Indenture contains certain covenants that, among other things, limit TD Group’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, pay dividends or make distributions or certain other restricted payments, purchase or redeem capital stock, make investments or extend credit, engage in certain transactions with affiliates, engage in sale-leaseback transactions, consummate certain assets sales, effect a consolidation or merger, or sell, transfer, lease or otherwise dispose of all or substantially all assets, or create certain liens and other encumbrances on assets. The Indenture contains events of default customary for agreements of its type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default arising from certain events of bankruptcy or insolvency with respect to TD Group or TransDigm, all outstanding Notes will become due and payable immediately without further action or notice. If any other type of event of default occurs and is continuing, then the trustee or the holders of at least 25% in principal amount of the then outstanding Notes of a particular series may declare all Notes of such series, to be due and payable immediately.

Registration Rights Agreement

In connection with the issuance of the Notes, TransDigm, TD Group, TransDigm’s subsidiary guarantors party thereto, and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC as representatives for the initial purchasers listed therein, entered into a registration rights agreement relating to the Notes, dated June 9, 2016 (the “Registration Rights Agreement”). Under the Registration Rights Agreement, TransDigm and the guarantors agreed, for the benefit of the holders of the Notes, that they will file with the Securities and Exchange Commission (the “SEC”) within 210 days after the date the Notes were issued, and use their commercially reasonable efforts to cause to become effective within 300 days after the date the Notes were issued, one or more registration statements (collectively, the “exchange offer registration statement”) relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Under certain circumstances, including, if applicable, interpretations of the staff of the SEC, if TransDigm is not permitted to effect the exchange offer, TransDigm and the guarantors will use their reasonable best efforts to cause to become effective one or more shelf registration statements (collectively, the “shelf registration statement”) relating to resales of the Notes and to keep such shelf registration statement effective until the second anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Notes covered by such shelf registration statement have been sold.

If the exchange offer registration statement is not filed on or prior to the 210th day after June 9, 2016, the shelf registration statement is not filed within 60 days after the date on which the obligation to file the shelf registration statement arises, the exchange offer registration statement or, if required, the shelf registration statement is not declared effective by the SEC on or prior to the 300th day after June 9, 2016, the exchange offer is not completed within 40 days after the effective date of the exchange offer registration statement (or, if required, the shelf registration statement is not declared effective within 60 days after the filing of the shelf registration statement), or after either the exchange offer registration statement or the shelf registration statement is declared or becomes effective, such registration statement ceases to be effective or usable, TransDigm will pay additional interest at the rate of $0.05 per week per $1,000 principal amount of transfer restricted Notes for the first 90-day period immediately following, and increasing by an additional $0.05 per week per $1,000 principal amount of transfer restricted Notes for each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter until the exchange offer is completed, the shelf registration statement is declared effective or the obligation to complete the exchange offer and/or file the shelf registration statement terminates, at which time the interest rates will revert to the applicable original interest rates on the date the Notes were originally issued.

The above summaries of the Indenture, the Registration Rights Agreement and the Amendment to the Credit Agreement are qualified in their entirety by reference to the Indenture, the Registration Rights Agreement and the Amendment to the Credit Agreement, which are attached hereto as Exhibits 4.1, 4.4 and 10.1 respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of June 9, 2016, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm Inc.’s 6.375% Senior Subordinated Notes due 2026.

4.2	Form of 6.375% Senior Subordinated Notes due 2026 (included in Exhibit 4.1).

4.3	Form of Notation of Guarantee (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of June 9, 2016, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC as representatives for the initial purchasers listed therein.

10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of June 9, 2016, among TransDigm Inc., as borrower, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
	Name:	Terrance M. Paradie
	Title:	Executive Vice President and Chief Financial Officer

Dated: June 14, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of June 9, 2016, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to TransDigm Inc.’s 6.375% Senior Subordinated Notes due 2026.

4.2	Form of 6.375% Senior Subordinated Notes due 2026 (included in Exhibit 4.1).

4.3	Form of Notation of Guarantee (included in Exhibit 4.1).

4.4	Registration Rights Agreement, dated as of June 9, 2016, among TransDigm Inc., as issuer, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and UBS Securities LLC as representatives for the initial purchasers listed therein.

10.1	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of June 9, 2016, among TransDigm Inc., as borrower, TransDigm Group Incorporated, as a guarantor, the subsidiary guarantors party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other agents and lenders named therein.